UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 28, 2005
Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 North First Street
San Jose, California 95134-1599
 (Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On February 28, 2005, John C. Lewis, a member of Cypress Semiconductor Corporation’s Board of Directors since 1993 and chair of the Company’s Audit Committee, notified the Company that he will retire from the Board of Directors effective April 29, 2005, the date of the Company’s 2005 Annual Meeting of Stockholders.

          Effective February 28, 2005, the Company’s Board of Directors appointed Dan McCranie as a member of the Company’s Board of Directors.  Mr. McCranie is expected to sit on the Audit Committee of the Board of Directors.

Item 5.03          Amendment to Articles of Incorporation or Bylaws

          On February 28, 2005, our Board of Directors unanimously voted to restate the Company’s Bylaws to (i) increase the size of the Company’s Board of Directors to eight members, (ii) allow the Board of Directors to set and enforce a code of conduct for annual shareholder meetings, (iii) remove the provision for approval of loans to officers, (iv) provide the procedures to be followed by stockholders who wish to make nominations or proposals to be included for stockholder vote at the annual stockholder meeting, (v) provide for a special quorum of the Board of Directors in the event of a natural disaster or other catastrophe, (vi) provide for a succession procedure in the event of the president’s death or disability, and (vii) update the authority and responsibilities of the position of Chief Financial Officer.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: March 2, 2005	By:	/s/ EMMANUEL T. HERNANDEZ

Emmanuel T. Hernandez Chief Financial Officer, Executive Vice President, Finance and Administration